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                                 EXHIBIT SECTION
                                   EXHIBIT 23

                                                                      EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the inclusion in this Annual Report (Form 10-K) of Champion Industries, Inc. of our report dated December 22, 2000, with respect to the consolidated financial statements of Champion Industries, Inc. and Subsidiaries for the year ended October 31, 2000.

We also consent to the incorporation by reference in the Registration Statement pertaining to the 1993 Stock Option Plan (Form S-8, No. 33-76790) of Champion Industries, Inc. of our report dated December 22, 2000, with respect to the consolidated financial statements of Champion Industries, Inc. and Subsidiaries included in the Annual Report (Form 10-K) for the year ended October 31, 2000.

                                                           /s/ Ernst & Young LLP


Charleston, West Virginia
January 26, 2001

                                  Exhibit 23-p1